SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                        Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                             THE MARCUS CORPORATION
                (Name of Registrant as Specified in its Charter)

                          ----------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                             THE MARCUS CORPORATION
                                     [LOGO]
                      250 East Wisconsin Avenue, Suite 1700
                         Milwaukee, Wisconsin 53202-4220
                     --------------------------------------
                  NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held Monday, September 25, 2000
                      -------------------------------------

To the Shareholders of
     THE MARCUS CORPORATION

       NOTICE IS HEREBY GIVEN THAT the 2000 Annual Meeting of Shareholders of THE MARCUS CORPORATION ("Company") will be held on Monday, September 25, 2000, at 10:00 A.M., local time, at the Hilton Milwaukee City Center, 509 West Wisconsin Avenue, Milwaukee, Wisconsin, for the following purposes:

       1.     To elect eight directors for the ensuing year.

       2. To consider and act upon any other business which may be properly brought before the meeting or any adjournment thereof.

       Only holders of record of the Common Stock and Class B Common Stock as of the close of business on August 11, 2000 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. Shareholders may vote in person or by proxy. The holders of Common Stock will be entitled to one vote per share and the holders of Class B Common Stock will be entitled to ten votes per share on each matter submitted for shareholder consideration.

       Shareholders are cordially invited to attend the meeting in person. A map is provided on the following page to assist you in locating the Hilton Milwaukee City Center. Even if you expect to attend the meeting in person, to help ensure your vote is represented at the meeting, please complete, sign, date and return in the enclosed postage paid return envelope the accompanying proxy, which is being solicited by the Board of Directors. You may revoke your proxy at any time before it is actually voted by giving notice thereof in writing to the undersigned or by voting in person at the meeting.

       Accompanying this Notice of 2000 Annual Meeting of Shareholders is a form of proxy and Proxy Statement.

                                            On Behalf of the Board of Directors

                                            /s/ Thomas F. Kissinger

                                            Thomas F. Kissinger
                                            General Counsel and Secretary
Milwaukee, Wisconsin
August 24, 2000

The Marcus Corporation                              Hilton Milwaukee City Center
2000 Annual Meeting                                 509 West Wisconsin Avenue
September 25, 2000                                  Milwaukee, Wisconsin
                                                    (414) 271-7250







                                      [Map]













                                   Directions:

From the south: Take I-94 to I-43 North. Exit at Civic Center/Kilbourn. Merge right onto 6th Street. At third stop light, Michigan Avenue, turn left. Go one block to 5th Street. Turn left onto 5th Street. Parking structure entrance is located on the west side of the street.

From the north: Take I-43 South. Exit at Civic Center/Wells. Follow Wells Street to 6th Street. Turn right onto 6th Street. Follow 6th Street two blocks to Michigan Avenue, turn left. Go one block to 5th Street, turn left. Parking structure entrance is located on the west side of the street.

From the west: Take I-94 East. Exit at James Lovell Street/Civic Center. Follow James Lovell Street two blocks to Michigan Avenue. Turn right onto Michigan Avenue. Go two blocks to 5th Street, turn left. Parking structure entrance is located on the west side of the street.

                                    Parking:

Complimentary parking is available for shareholders in the Hilton Milwaukee City Center parking structure as space permits.

                             THE MARCUS CORPORATION
                                     [LOGO]

                     --------------------------------------

                                 PROXY STATEMENT

                     --------------------------------------

                                       For
                       2000 Annual Meeting of Shareholders
                          To be Held September 25, 2000

       This Proxy Statement and accompanying form of proxy are being furnished to the shareholders of THE MARCUS CORPORATION ("Company"), beginning on or about August 24, 2000, in connection with the solicitation of proxies by the Board of Directors of the Company ("Board") for use at the Company's 2000 Annual Meeting of Shareholders to be held on Monday, September 25, 2000, at 10:00 A.M., local time, at the Hilton Milwaukee City Center, 509 West Wisconsin Avenue, Milwaukee, Wisconsin and at any adjournment thereof (collectively, "Meeting"), for the purposes set forth in the attached Notice of 2000 Annual Meeting of Shareholders and as described herein.

       Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Meeting and to vote in person. Presence at the Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder who has signed a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company's Secretary in writing, by notifying the appropriate personnel at the Meeting in writing or by voting in person at the Meeting. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Meeting in accordance with the instructions thereon. If no instructions are specified on the proxy, the votes represented thereby will be voted (i) FOR the Board's eight director nominees set forth below and (ii) on such other shareholder matters that may properly come before the Meeting in accordance with the best judgment of the persons named as proxies.

       Only holders of record of shares of Common Stock ("Common Shares") and Class B Common Stock ("Class B Shares") as of the close of business on August 11, 2000 ("Record Date") are entitled to vote at the Meeting. As of the Record Date, the Company had 17,368,976 Common Shares and 11,900,760 Class B Shares outstanding and entitled to vote. The record holder of each outstanding Common Share on the Record Date is entitled to one vote per share and the record holder of each outstanding Class B Share on the Record Date is entitled to ten votes per share on each matter submitted for shareholder consideration at the Meeting. The holders of Common Shares and the holders of Class B Shares will vote together as a single class on all matters subject to shareholder consideration at the Meeting. The total number of votes represented by outstanding Common Shares and Class B Shares as of the Record Date was 136,376,576, consisting of 17,368,976 votes represented by outstanding Common Shares and 119,007,600 votes represented by outstanding Class B Shares.

                              ELECTION OF DIRECTORS

       At the Meeting, the Company's shareholders will elect eight directors of the Company, constituting the entire Board, to hold office until the Company's 2001 annual meeting of shareholders and until their successors are duly qualified and elected. If, prior to the Meeting, any of the Board's nominees for any reason become unable to serve as a director, the votes represented by proxies granting authority to vote for all of the nominees named below, or containing no voting instructions, will be voted for a replacement nominee selected by the Board. Under Wisconsin law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, assuming a quorum is present. For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares that are not voted on this matter at the Meeting, whether by abstention, broker nonvote or otherwise, will have no effect on the election of directors at the Meeting.

       All of the nominees are shareholder-elected directors of the Company and have served continuously as directors since the indicated date of their election. The names of the nominees, together with certain information about each of them as of the Record Date, are set forth below.

                                                                                                            Director
              Name                            Current Principal Occupation                         Age        Since
[Photo]      Stephen H. Marcus                Chairman of the Board, President and Chief            65        1969
                                              Executive Officer of the Company(1)(2)(3)

[Photo]      Diane Marcus Gershowitz          Real estate management and investments(1)(3)          61        1985

[Photo]      Daniel F. McKeithan, Jr.         President of Tamarack Petroleum (operator of oil      64        1985
                                              and gas wells) and President of Active Investor
                                              Management, Inc. (operator of oil and gas
                                              wells)(4)

[Photo]      Allan H. Selig                   Commissioner of Major League Baseball and             65        1995
                                              President and Chief Executive Officer of Selig
                                              Executive Leasing Co., Inc. (automobile leasing
                                              agency)(5)

[Photo]      Timothy E. Hoeksema              Chairman of the Board, President and Chief            53        1995
                                              Executive Officer of Midwest Express Holdings,
                                              Inc. (commercial airline carrier)

[Photo]      Bruce J. Olson                   Group Vice President of the Company(2)(6)             50        1996

[Photo]      Philip L. Milstein               President and Chief Executive Officer of              50        1996
                                              Emigrant Savings Bank (savings bank) and
                                              President and Executive Vice President of
                                              Milford Management Corp. (real estate
                                              development and management)



                                       2

                                                                                                            Director
              Name                            Current Principal Occupation                         Age        Since
[Photo]      Bronson J. Haase                 President and Chief Executive Officer of              56        1998
                                              Wisconsin Gas Company (gas utility), Vice
                                              President of WICOR, Inc. (utility holding
                                              company) and former President and Chief
                                              Executive Officer of Ameritech Wisconsin(7)

-----------------

(1)    Stephen H. Marcus and Diane Marcus Gershowitz are brother and sister.

(2) Because the Company operates as a holding company through subsidiary corporations, Stephen H. Marcus and Bruce J. Olson are also officers of certain of the Company's principal operating subsidiaries.

(3)    As a result of their beneficial ownership of Common Shares and Class B
       Shares, Stephen H. Marcus and/or Diane Marcus Gershowitz may be deemed to control, or share in the control of, the Company. See "Stock Ownership of Management and Others."

(4) Daniel F. McKeithan, Jr. is a director of Firstar Corporation and a trustee of The Northwestern Mutual Life Insurance Company ("NML"). NML is one of the Company's principal lenders.

(5)    Allan H. Selig is a director of Oil-Dri Corporation of America.

(6)    Bruce J. Olson is a director of Schultz Sav-O-Stores, Inc.

(7)    Bronson J. Haase is a director of Firstar Mutual Funds.

       The Board has an Audit Committee whose principal function is to recommend annually a firm of independent certified public accountants to serve as the Company's auditor, to meet with and review reports of the Company's auditor and to recommend to the Board such actions within the scope of its authority as it deems appropriate. The Audit Committee consists entirely of independent directors. During fiscal 2000, the Audit Committee consisted of Daniel F. McKeithan, Jr. (Chairman), Philip L. Milstein and Allan H. Selig. The Audit Committee met two times in fiscal 2000.

       The Board has a Compensation and Nominating Committee whose principal function is to recommend for approval to the Board the compensation, bonuses and benefits of officers and other key employees of the Company and its subsidiaries and to administer the Company's 1995 Equity Incentive Plan. See "Executive Compensation -- Stock Options." The Compensation and Nominating Committee will consider nominees for director recommended by shareholders, but has no established procedures that shareholders must follow to make a recommendation. The Company's By-laws require that shareholders give advance notice and furnish certain information to the Company in order to nominate a person as a director. The Compensation and Nominating Committee consists of entirely independent directors. During fiscal 2000, the Compensation and Nominating Committee consisted of Timothy E. Hoeksema (Chairman), Daniel F. McKeithan, Jr. and Bronson J. Haase. The Compensation and Nominating Committee met two times in fiscal 2000. See "Executive Compensation -- Report on Executive Compensation."

       During the Company's 2000 fiscal year, four meetings of the Board were held. No director attended fewer than 75% of the meetings of the Board and committees thereof on which he or she served held during fiscal 2000.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

       The following table sets forth information as of the Record Date as to the Common Shares and Class B Shares beneficially owned by (i) each director of the Company; (ii) each executive officer named in the Summary Compensation Table set forth below under "Executive Compensation -- Summary Compensation;" (iii) all directors and executive officers of the Company as a group; and (iv) all other persons or entities known by the Company to be the beneficial owner of more than 5% of either class of the Company's outstanding capital stock. A row for Class B Share ownership is not included for individuals or entities who do not beneficially own any Class B Shares.

                                                                                                  Total Share
                                           Sole Voting        Shared Voting and      Ownership and        Percentage of
Name of Individual or                     and Investment         Investment          Percentage of      Aggregate Voting
Group/Class of Stock                         Power(1)             Power(1)             Class(1)             Power(1)
----------------------                     ------------         ------------         ------------         ----------

                                                             Directors and Named Executive Officers
Stephen H. Marcus(2)
 Common Shares                                48,067(3)                6,003            54,070(3)
                                                                                                *                31.7%
 Class B Shares                               2,671,558            1,640,587            4,312,145
                                                                                          (36.2%)
Diane Marcus Gershowitz(2)
 Common Shares                                83,429(4)                    0            83,429(4)
                                                                                                *                20.0%
 Class B Shares                               1,751,293              970,218            2,721,511
                                                                                          (22.9%)
Daniel F. McKeithan, Jr.
 Common Shares                                 9,017(4)                    0             9,017(4)
                                                                                                *                   *
Allan H. Selig
 Common Shares                                 6,992(4)                    0             6,992(4)
                                                                                                *                   *
Timothy E. Hoeksema
 Common Shares                                 6,767(4)                    0             6,767(4)
                                                                                                *
Philip L. Milstein
 Common Shares                             55,907(4)(5)                    0         55,907(4)(5)
                                                                                                *                   *
 Class B Shares                                  39,601                    0               39,601
                                                                                                *
Bronson J. Haase
 Common Shares                                 2,392(4)                    0              2,392(4)
                                                                                                 *                  *
Bruce J. Olson
 Common Shares                            113,527(3)(6)               32,760         146,287(3)(6)
                                                                                                 *                  *
H. Fred Delmenhorst
 Common Shares                             43,830(3)(6)                5,043          48,873(3)(6)
                                                                                                 *                  *
Thomas F. Kissinger
 Common Shares                             27,475(3)(6)                    0          27,475(3)(6)
                                                                                                 *                  *
Douglas A. Neis
 Common Shares                             33,589(3)(6)                6,417          40,006(3)(6)
                                                                                                 *                  *

                                       4

                                                                                                  Total Share
                                           Sole Voting        Shared Voting and      Ownership and        Percentage of
Name of Individual or                     and Investment         Investment          Percentage of      Aggregate Voting
Group/Class of Stock                         Power(1)             Power(1)             Class(1)             Power(1)
---------------------                      ------------         ------------         ------------         ------------

All directors and executive
 officers as a group
 (12 persons)(7)
 Common Shares(8)                            430,992(3)               50,223            481,215(3)
                                                                                            (2.8%)              47.5%
 Class B Shares                               4,462,452            1,967,326             6,429,778
                                                                                           (54.0%)

                                       Other Five Percent Shareholders
Ben Marcus(2)
 Common Shares                                      680              294,802               295,482
                                                                                            (1.7%)              33.5%
 Class B Shares                                       0            4,543,529             4,543,529
                                                                                           (38.2%)
Private Capital Management,
 Inc.(9)
  Common Shares(10)                              66,450            4,256,273             4,322,723
                                                                                           (24.9%)               3.2%
AXA Assurances I.A.R.D.
 Mutuelle(11)
  Common Shares(12)                             882,797               84,819               967,616
                                                                                            (5.6%)                  *
Dimensional Fund Advisors(13)
  Common Shares(14)                           1,098,692                    0             1,098,692
                                                                                            (6.3%)                  *
-----------------

   * Less than 1%.

(1) Includes in some cases shares over which a person has or shares voting power and/or investment power, as to which beneficial ownership may be disclaimed. The number of Class B Shares (included in the beneficial ownership figures detailed above) set forth for each of the following individuals is also included in the beneficial ownership of at least one other director: Stephen H. Marcus (643,479) and Diane Marcus Gershowitz
        (643,479). The outstanding Class B Shares are convertible on a share-for-share basis into Common Shares at any time at the discretion of each holder. As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Common Shares. However, to avoid overstatement of the aggregate beneficial ownership of both classes of the Company's outstanding capital stock, the Common Shares listed in the table do not include Common Shares that may be acquired upon the conversion of outstanding Class B Shares. Similarly, the percentage of outstanding Common Shares beneficially owned is determined with respect to the total number of outstanding Common Shares, excluding Common
        Shares that may be issued upon conversion of outstanding Class B Shares.

(2) The address of Stephen H. Marcus, Diane Marcus Gershowitz and Ben Marcus is c/o 250 East Wisconsin Avenue, Suite 1700, Milwaukee, Wisconsin
        53202-4220.

(3) Includes 3,358, 3,076, 2,044, 1,011 and 1,451 Common Shares held for the respective accounts of Stephen H. Marcus, Bruce J. Olson, H. Fred
        Delmenhorst, Thomas F. Kissinger and Douglas A. Neis and all continuing directors and named executive officers as a group in the Company's
        Pension Plus Plan as of May 25, 2000, the latest practicable date for which such data is available. See "Executive Compensation -- Summary
        Compensation Information."

(4)     Includes 6,375 Common Shares subject to acquisition by each of Diane
        Marcus Gershowitz, Daniel F. McKeithan, Jr., Allan H. Selig and Timothy
        E. Hoeksema, 3,750 Common Shares subject to acquisition


                                       5

        by Philip L. Milstein and 2,000 Common Shares subject to acquisition by Bronson J. Haase pursuant to the exercise of vested stock options held on the Record Date pursuant to the 1994 Nonemployee Director Stock
        Option Plan. Also includes 392 restricted Common Shares granted to each of Diane Marcus Gershowitz, Daniel F. McKeithan, Jr., Allan H. Selig,
        Timothy E. Hoeksema and Bronson J. Haase on October 4, 1999, the restrictions on which terminate on October 4, 2001. See "Director
        Compensation."

(5)     Excludes 5,625 Common Shares in the AB Elbaum Trust, in which Mr.
        Milstein is co-trustee, 62,055 Class B Shares held by Mr. Milstein as a partner of Northmon Investment Co., 2,000 Common Shares held by Mr.
        Milstein's wife and 8,100 Common Shares held by Mr. Milstein's children, as to which Mr. Milstein disclaims beneficial ownership.

(6) Includes 75,375, 33,188, 25,875 and 32,138 Common Shares subject to acquisition by Bruce J. Olson, H. Fred Delmenhorst, Thomas F. Kissinger and Douglas A. Neis, respectively, pursuant to the exercise of vested stock options held on the Record Date pursuant to the 1987 Stock Option
        Plan and 1995 Equity Incentive Plan. See "Executive Compensation --
        Stock Options."

(7) In determining the aggregate beneficial ownership of Common Shares and Class B Shares for all continuing directors and named executive officers as a group, shares that are beneficially owned by more than one director or officer are counted only once to avoid overstatement.

(8) Includes 197,826 Common Shares subject to acquisition pursuant to the exercise of vested stock options held by named executive officers and continuing nonemployee directors of the Company on the Record Date pursuant to the 1987 Stock Option Plan, 1995 Equity Incentive Plan and the 1994 Nonemployee Director Stock Option Plan. See "Executive
        Compensation -- Stock Options."

(9)     The address of Private Capital Management, Inc. ("PCM") is 3003 Tamiami
        Trail North, Naples, Florida 33940.

(10) Other than share ownership percentage information, the information set forth is as of February 14, 2000, as reported by PCM in its Schedule
        13G/A filed with the Securities Exchange Commission and the Company.

(11)    The address of AXA Assurances I.A.R.D. Mutuelle ("AXA") is 21, rue de
        Chateaudun, 75009, Paris, France.

(12) Other than share ownership percentage information, the information set forth is as of February 10, 2000, as reported by AXA and related entities in their Schedule 13G filed with the Securities Exchange
        Commission and the Company.

(13)    The address of Dimensional Fund Advisors ("DFA") is 1299 Ocean Avenue,
        11th Floor, Santa Monica, California 90401.

(14) Other than share ownership percentage information, the information set forth is as of February 4, 2000, as reported by DFA in its Schedule 13G filed with the Securities Exchange Commission and the Company.

                             EXECUTIVE COMPENSATION

Report on Executive Compensation

       The Company strives to provide fair and competitive compensation, which rewards corporate and individual performance and helps attract, retain and motivate highly qualified individuals who contribute to the Company's long-term growth and success. One of the Company's guiding philosophies is to encourage its executives and other employees to take appropriate market responsive risk-taking actions that facilitate the growth and success of the Company. The Company's compensation policies attempt to encourage the continuation of this entrepreneurial spirit.

       The Compensation and Nominating Committee of the Board ("Committee") is responsible for evaluating and determining the compensation of the Company's executive officers, including the Company's Chief Executive Officer, Stephen H. Marcus, in accordance with the foregoing philosophies and policies. The Committee is composed entirely of independent, nonemployee directors. Executive officer compensation consists of base salary, annual bonus payments, stock option grants and other benefits under the Company's several employee benefit plans.

       Each executive officer's base salary has been established based on the level of responsibilities delegated to the executive and the relationship of such responsibilities to those of other Company executive officers. In evaluating and adjusting base salaries of executives (other than Mr. Marcus) from year-to-year, the Committee acts on the recommendations of Mr. Marcus, who in making his recommendations takes into account (i) the financial performance of the Company as a whole and on a divisional basis, when appropriate, for the fiscal year then ended, compared to its respective historical and anticipated performance; (ii) general economic conditions (including inflationary factors) and the impact such conditions had on the industry segments in which the Company operates; (iii) each executive officer's past, and anticipated future, contributions to the Company's performance; (iv) each executive officer's existing base salary compared to the range of the base salaries of similarly situated executives at both the national and local level; (v) any new responsibilities delegated, or to be delegated, to such officer; and (vi) the extent of participation of the executive in any significant corporate achievements over the prior fiscal year. In evaluating and adjusting Mr. Marcus' base salary, the Committee subjectively considers the same factors cited above, as well as the comparative salaries and total compensation packages of other chief executive officers, with particular reference to local market circumstances. In determining Mr. Marcus' base salary for fiscal 2001, the Committee specifically took into account the Company's revenue and earnings performance for fiscal 2000, the Company's long-term record of financial success and the comparative cash compensation of other similarly situated executives.

       Bonus awards attributable to each fiscal year are granted by the Committee to the named executive officers, including Mr. Marcus, subsequent to the fiscal year-end. Fiscal 2000 bonus awards for the named executive officers who have no direct operational responsibilities were based on the recommendations of Mr. Marcus, who made his recommendations based on the Company's overall financial performance for the year then ended and such officer's individual contributions and achievements over fiscal 2000, particularly as such contributions and achievements related to advancing the Company's entrepreneurial philosophy. Specific corporate performance factors considered in making fiscal 2000 bonus determinations for such executives were the contribution that each executive made to his specific functional area and overall Company performance and the Company's 4.8% increase in revenues compared to fiscal 1999, the Company's earnings performance for fiscal 2000 and the comparative cash compensation of other similarly situated executives. The fiscal 2000 bonus award for Bruce J. Olson, who has direct managerial responsibilities for two operating divisions of the Company, was determined based on the financial and operating performance of those divisions, together with the overall financial performance of the Company in fiscal 2000. Mr. Marcus received a fiscal 2000 bonus payment based on a pre-established formula which provides for his receipt of a performance bonus equal to three-fourths of one percent of the Company's pre-tax earnings for the fiscal year.

       Stock options are granted each year by the Committee to selected executive officers as part of such officers' compensation package. Options granted by the Committee have a per share exercise price equal to 100% of the fair market value of the Common Shares on the date of grant. Therefore, since the economic value of each option is directly dependent upon future increases in the value of the Common Shares, the Committee believes option grants help to better align the interests of option recipients with the economic interests of the Company's shareholders. The Committee believes stock option grants provide a long-term incentive for option recipients to improve the Company's financial performance and, in turn, its stock price. The Committee has the flexibility to grant other types of equity-based incentive awards (including stock appreciation rights, restricted stock and performance shares) in addition to stock options in accordance with the 1995 Equity Incentive Plan. Mr. Marcus is not eligible to receive option grants or other awards under the 1995 Equity Incentive Plan. Since Mr. Marcus and his family own approximately 38.8% of the outstanding Common Shares and Class B Shares, his economic interests are already substantially directly linked to the price performance of the Company's Common Shares. Therefore, at the time the 1995 Equity Incentive Plan was adopted, it was determined unnecessary to provide Mr. Marcus with the opportunity to receive stock option grants.

       Consistent with the Company's philosophy of encouraging entrepreneurism throughout the organization, the Committee grants options annually to a broad number of key employees. Option grants in fiscal 2000 to key employees other than the named executive officers constituted 93.8% of all non-Board option grants. The size of option grants to the named executive officers is based on
(i) each officer's length of service and relative responsibilities and contributions to the Company's performance over the past year; (ii) the officer's anticipated future contributions to the success of the Company; (iii) historical levels of option grants to, and the level of existing stock ownership of, such officer and other executive officers; and (iv) the relative levels of option grants then being made to all employees and other executive officers.

       The Committee also attempts to provide other competitive compensatory benefits to the Company's executive officers, including participation in the Company's Pension Plus Plan, nonqualified retirement income plan, employee stock purchase plan, nonqualified deferred compensation plan, health insurance, life and disability insurance and other benefits.

       The Company's cash compensation program for its managers is designed to reward an entrepreneurial orientation on the part of such managers. In addition to the need for such reinforcement, the Company also recognizes that long-term service and loyalty are of strategic value to the continued continuity of management which is necessary for the growth of the Company. For this reason, the Company has introduced an incentive stock option program for unit and multi-unit managers based on level of responsibility and length of service.

       As a result of current executive compensation levels, the Committee does not intend currently to take any action to conform its compensation plans to comply with the regulations proposed under Internal Revenue Code Section 162(m) relating to the $1 million cap on executive compensation deductibility imposed by the Omnibus Revenue Reconciliation Act of 1993.

                  By the Compensation and Nominating Committee:

                  Timothy E. Hoeksema, Chairman
                  Daniel F. McKeithan, Jr.
                  Bronson J. Haase

Summary Compensation Information

       The following table sets forth certain information concerning compensation paid by the Company for the last three fiscal years to the Company's Chief Executive Officer and other executive officers of the Company who earned over $100,000 in salary and bonuses in fiscal 2000. The persons named in the table below are hereinafter sometimes referred to as the "named executive officers."

                           Summary Compensation Table

                                                                                       Stock Option
   Name and Principal                Fiscal                                             Grants(3)(4)         All Other
        Positions                     Year               Annual Compensation              (shares)        Compensation(5)
      -------------                  ------            -----------------------           ----------       ---------------
                                                   Salary(1)    Bonus(1)    Other(2)

Stephen H. Marcus                     2000         $420,000     $275,106    $    --          N/A             $5,521(6)
 Chairman of the Board,               1999         $418,077     $284,737    $    --          N/A             $7,918(6)
 President and Chief                  1998         $398,077     $362,684    $    --          N/A             $7,028(6)
 Executive Officer

Bruce J. Olson                        2000         $261,058     $ 76,577    $    --          10,000          $3,812
 Group Vice President                 1999         $248,558     $112,214    $    --           7,500          $5,692
                                      1998         $233,558     $147,600    $    --           7,500          $5,507

H. Fred Delmenhorst                   2000         $147,087     $ 15,000    $    --           5,000          $3,737
 Vice President-Human                 1999         $141,327     $ 15,000    $    --           3,750          $8,011
 Resources                            1998         $134,039     $ 20,000    $    --           3,750          $7,274


Thomas F. Kissinger                   2000         $157,961     $ 28,000    $    --           5,000          $3,974
 General Counsel and                  1999         $148,558     $ 28,000    $    --           3,750          $5,094
 Secretary                            1998         $134,039     $ 35,000    $    --           3,750          $4,774


Douglas A. Neis                       2000         $123,846     $ 15,000    $    --           5,000          $3,550
 Chief Financial Officer              1999         $114,135     $ 15,000    $    --           3,750          $3,917
 and Treasurer                        1998         $105,423     $ 20,000    $    --           3,000          $3,617

-----------------

(1) Includes amounts deferred by the Company at the election of the named executive officer under Section 401(k) of the Internal Revenue Code and the Company's Deferred Compensation Plan. The Company's Deferred
        Compensation Plan is a defined contribution program whereby an eligible employee may voluntarily make an irrevocable election to defer receipt of up to 100% of the employee's annual compensation on a pre-tax basis.
        The irrevocable election must be made during an employee's first 60 days of eligibility or, if later, prior to the start of any calendar year to which it applies and must specify both a benefit payment commencement date and a form of payment (i.e., lump sum, periodic installments or monthly annuity), either of which may be substantially changed by written election before the calendar year in which payments would otherwise commence. During the period of deferral, the Company quarterly applies to the deferred amount an earnings credit equal to the average prime interest rate of a designated Milwaukee bank. The benefits payable under the Deferred Compensation Plan (i.e., the employee's deferred amounts plus his earnings credits) will be paid out of the Company's general corporate assets as benefit payments become due after the employee's specified commencement date.

(2) The value of all perquisites and other personal benefits provided to each named executive officer by or on behalf of the Company is significantly less than the required Securities and Exchange Commission reporting thresholds of the lesser of $50,000 or 10% of the annual salary and bonus reported for each respective named executive officer.

                                       9

(3) Fiscal 2000, 1999 and 1998 options were granted at 100% of fair market value on the date of grant under the Company's 1995 Equity Incentive
        Plan. See footnote (1) to the table set forth under "Stock Options --
        Option Grants in 2000 Fiscal Year."

(4) Options granted during fiscal 1998 have been adjusted to reflect the Company's three-for-two stock split effected on December 5, 1997, in the form of a 50% dividend on both of its Common Shares and Class B Shares.

(5) Includes the Company's contributions on behalf of each named executive officer to its defined contribution Pension Plus Plan and the dollar value of imputed life insurance premiums paid by, or on behalf of, the Company during the fiscal year with respect to term life insurance for the benefit of the named executive officer. The Pension Plus Plan is a profit sharing plan with Internal Revenue Code Section 401(k) features and covers all eligible employees of the Company and its subsidiaries, including the named executive officers, and uses a participating employee's aggregate direct compensation as the basis for determining the employee and employer contributions that are allocated to the employee's account under the Pension Plus Plan. A participating employee may elect to make pre-tax deposits of up to 14% of the employee's annual compensation. The Pension Plus Plan also provides for three types of employer contributions: (i) a basic contribution equal to 1% of a participating employee's annual compensation; (ii) a matching contribution equal to one-fourth of the employee's pre-tax deposits not exceeding 6% of such annual compensation; and (iii) a discretionary profit performance contribution determined by the Board each year. For purposes of the profit performance contribution, the Company and its subsidiaries are divided into eight profit sharing groups, and the profit performance contribution for the participating employees employed by a particular profit sharing group is dependent on the Company's overall operations meeting profitability targets, the Company having achieved a positive return on shareholders' equity and that profit sharing group's operating performance having been profitable. A participating employee's share of the annual profit performance contribution, if any, for the employee's profit sharing group is determined by multiplying the contribution amount by the ratio of the participating employee's annual compensation to the aggregate annual compensation of all participating employees in that profit sharing group. The employee's pre-tax savings deposits and the employer basic contributions allocated to a participating employee's account are fully vested upon deposit, and the employer matching and profit performance contribution are subject to a graduated vesting schedule resulting in full vesting after seven years of service. The participating employee has the right to direct the investment of the pre-tax savings deposits and employer matching contributions allocated to the employee's account in one or more of several available investment funds. The allocated employer basic contributions are generally expected to be invested in Common Shares but, at the direction of the Pension Plus Plan's administrative committee, may be invested in a different manner. The allocated employer profit performance contributions are invested in the manner selected by the Pension Plus Plan's administrative committee, which may include investment in Common Shares. The vested portion of a participating employee's account balance becomes distributable in a lump sum payment only after the employee's termination of employment, although the employee has the right while employed to borrow a portion of such vested portion or make a withdrawal of pre-tax savings deposits for certain hardship reasons that are prescribed by applicable federal law. The Company also provides all named executive officers with long-term disability protection.

(6)     In each of fiscal 2000, 1999 and 1998, the Company paid approximately
        $368,000 of premiums on three split-dollar insurance policies on the life of Mr. Marcus. The foregoing data is excluded from the table because, upon surrender of these policies to the Company or the death of Mr. Marcus, these premium payments will be reimbursed in full to the Company. Based on an assumed retirement age of 70, the present value of the excess cash surrender value of all of such policies over the premium payments is estimated to be approximately $496,000.

Stock Options

       The Company has a 1987 Stock Option Plan ("1987 Plan") pursuant to which options to acquire Common Shares could have been granted by the Committee prior to June 1997 to officers and other key employees of the Company and its subsidiaries, including executive officers. However, Ben Marcus, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who owned, directly or indirectly, 5% or more of the Company's voting power were not eligible to receive options under the 1987 Plan. No new options may be granted under the 1987 Plan, although outstanding options previously granted under the 1987 Plan are still outstanding and may be exercised pursuant to their terms.

       The Company also has a 1995 Equity Incentive Plan ("1995 Plan") pursuant to which options to acquire Common Shares may be granted by the Committee until June 2005 to officers and other key employees of the Company and its subsidiaries, including executive officers. However, Ben Marcus, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who owns, directly or indirectly, 5% or more of the Company's voting power cannot receive options under the 1995 Plan.

       The following table sets forth information concerning the grant of stock options under the 1995 Plan during fiscal 2000 to the named executive officers.

                                       Option Grants in 2000 Fiscal Year

                                             Percentage of                                Potential Realizable Value at Assumed
                            Common Shares     Total Options                                    Annual Rates of Stock Price
                             Underlying      Granted to All     Exercise                     Appreciation for Option Term(3)
                              Options         Employees in      Price(2)      Expiration     -------------------------------
         Name                Granted(1)     2000 Fiscal Year   (per share)       Date             5%                 10%
         ----                ----------     ----------------   -----------      ------           ---                 ---

Stephen H. Marcus               N/A               N/A             N/A           N/A             N/A                   N/A
Bruce J. Olson                 10,000             2.5%          $12.3125       6/30/09         $77,433             $196,230
H. Fred Delmenhorst             5,000             1.2%          $12.3125       6/30/09         $38,716             $ 98,115
Thomas F. Kissinger             5,000             1.2%          $12.3125       6/30/09         $38,716             $ 98,115
Douglas A. Neis                 5,000             1.2%          $12.3125       6/30/09         $38,716             $ 98,115

------------------
(1)    Options granted under the 1995 Plan may be designed to qualify as either
       "incentive stock options" within the meaning of Section 422A of the
       Internal Revenue Code or as "nonstatutory stock options." The options reflected in the table are incentive stock options under the Internal
       Revenue Code and were granted on June 30, 1999. The exercise price of each option granted was equal to 100% of the fair market value of the
       Common Shares on the date of grant. These options vest and are exercisable with respect to 40% of the subject shares after two years from the grant date, 60% after three years, 80% after four years and 100%
       after five years, but may not be exercised after the ten-year option period. Not reflected in this table are 95,000 Common Shares subject to incentive stock options, which were granted to the named executive officers after the Company's fiscal 2000 year end (Olson - 50,000,
       Delmenhorst - 15,000, Kissinger - 15,000 and Neis - 15,000) at an
       exercise price of $11.4375 per share.

(2) The exercise price of options may be paid in cash, by delivering previously issued Common Shares or any combination thereof.

(3) The potential realizable values set forth under the columns represent the difference between the stated option exercise price and the market value of the Common Shares based on certain assumed rates of stock price appreciation and assuming the exercise of the options on their stated expiration date; the potential realizable values set forth under the columns do not take into account applicable tax and expense


                                       11

       payments that may be associated with such option exercises. Actual realizable value, if any, will be dependent on the future stock price of the Common Shares on the actual date of exercise, which may be earlier than the stated expiration date. The 5% and 10% assumed rates of stock price appreciation over the ten-year exercise period of the options used in the table above are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Common Shares on any date. There can be no assurance that the stock price appreciation rates for the Common Shares assumed for purposes of this table will actually be achieved.

       The following table sets forth certain information with respect to the named executive officers concerning their unexercised stock options held as of the end of the Company's fiscal 2000. No options were exercised by any of the named executive officers during the Company's fiscal 2000.

                         Fiscal 2000 Year-End Value Table

                              Number of Common Shares                      Value of Unexercised
                         Underlying Unexercised Options at            In-the-Money Options at End of
                               End of Fiscal 2000(1)                          Fiscal 2000(4)
         Name            Exercisable(2)(3)/Unexercisable(2)(3)          Exercisable/Unexercisable
         ----            -------------------------------------          -------------------------

Stephen H. Marcus                       N/A                                        N/A
Bruce J. Olson                    69,374 / 25,000                            $84,319/ $0
H. Fred Delmenhorst               30,188 / 12,500                            $41,037/ $0
Thomas F. Kissinger               22,875 / 12,500                            $10,013/ $0
Douglas A. Neis                   29,438 / 11,750                            $41,037/ $0
----------------

(1) See vesting schedule of stock options set forth in footnote (1) under the "Option Grants in 2000 Fiscal Year" table.

(2) Excludes 14,700 Common Shares subject to stock options that have vested and become exercisable after the Company's 2000 fiscal year end (Olson -
       6,000, Delmenhorst - 3,000, Kissinger - 3,000 and Neis - 2,700). Also excludes 95,000 Common Shares subject to stock options that were granted to the named executive officers after the Company's fiscal 2000 year end
       (Olson - 50,000, Delmenhorst - 15,000, Kissinger - 15,000 and Neis -
       15,000) at an exercise price of $11.4375 per share.

(3) Reflects adjustments for the Company's three-for-two stock split effected on December 5, 1997, in the form of a 50% dividend on both of its Common
       Shares and Class B Shares.

(4) The dollar values were calculated by determining the difference between the fair market value of the underlying Common Shares and the various applicable exercise prices of the named executive officers' outstanding options at the end of fiscal 2000. The closing sale price of the Common
       Shares on the New York Stock Exchange on May 25, 2000 was $11.00 per share.

Pension Plan

       The Company has a nonqualified defined benefit pension plan ("Supplemental Plan") for eligible employees of the Company and its subsidiaries. An employee participating in the Supplemental Plan is entitled to receive annual benefits substantially in accordance with the table set forth below, except that the amounts shown in the table do not reflect the applicable reductions for Social Security benefits and benefits funded by employer contributions that are payable under other Company-sponsored plans. For an employee entitled to the highest level of Social Security benefits who retires at age 65 during calendar year 2000, the reduction in annual Supplemental Plan benefits would equal approximately $10,302.

                              Estimated Annual Pension Plan Benefits
                               for Representative Years of Service
                     -----------------------------------------------------------
   Final Five-Year
Average Compensation      15         20          25           30            35
--------------------      --         --          --           --            --

      $100,000        $ 25,000   $ 33,300    $ 41,667     $ 50,000      $ 50,000
       200,000          50,000     66,600      83,334      100,000       100,000
       350,000          87,500    116,550     145,834      175,000       175,000
       500,000         125,000    166,500     208,335      250,000       250,000
       650,000         162,500    216,450     270,835      325,000       325,000
       800,000         200,000    266,400     333,333      400,000       400,000
       950,000         237,500    316,350     395,836      475,000       475,000

       The Supplemental Plan is available to eligible employees of the Company and its subsidiaries with annual compensation in excess of a specified level (e.g., $85,000 in 2000), including the named executive officers of the Company. The Supplemental Plan is a defined benefit retirement income program that provides benefits based on the employee's average total compensation for the five highest compensation years within the employee's last ten compensation years. The amounts accrued for named executive officers under the Supplemental Plan are not readily ascertainable and therefore are not included in the "Summary Compensation Table" above. In calculating employee compensation for purposes of determining its contribution to the Supplemental Plan, the Company uses a participating employee's total direct compensation (which, for the named executive officers, is comprised of the salary and bonus amounts listed in the "Summary Compensation Table" above) in determining its annual benefits, calculated on a straight life annuity basis assuming benefits commence at age
65. In addition to a reduction equal to 50% of Social Security benefits, the Supplemental Plan reduces its benefits by the benefits attributable to the employer contributions received by the participating employee under other Company-sponsored plans, such as the Pension Plus Plan and the Company's former qualified pension plans.

       A participating employee is entitled to benefits under the Supplemental Plan upon normal retirement on or after age 65, early retirement after age 60 with at least five years of service, disability retirement after at least five years of service and other termination of employment after at least five years of service. A graduated vesting schedule, which provides for 50% vesting after five years of service and an additional 10% for each year of service thereafter, applies in the case of termination of employment before completing 10 years of service or qualifying for normal, early or disability retirement. Benefits payable under the Supplemental Plan are paid out of the Company's general corporate assets as benefit payments become due after retirement or other termination. At the end of fiscal 2000, Stephen H. Marcus, Bruce J. Olson, H. Fred Delmenhorst, Thomas F. Kissinger and Douglas A. Neis had 39, 26, 15, 7 and 14 years, respectively, of credited years of service under the Supplemental Plan.

Director and Director Emeritus Compensation

       Effective as of the 1999 Annual Meeting of the Shareholders, each nonemployee director receives an annual retainer fee of $5,000 in cash and 392 Common Shares (which, as of the 1999 Annual Meeting of the Shareholders, was the equivalent of $5,000). Each nonemployee director also receives $1,750 for each meeting of the Board and $350 for each committee meeting thereof (or $500 per committee meeting if that person serves as the committee's chairperson) that he or she attends. In addition, under the Company's 1994 Nonemployee Director Stock Option Plan ("Director Plan"), each nonemployee director automatically is granted stock options to purchase 1,000 Common Shares upon his or her initial appointment or election to the Board and stock options to purchase 500 Common Shares at the end of each fiscal year of the Company. Exercise prices of options granted under the Director Plan are equal to 100% of the fair market value of the Common Shares on the date of grant. Under the Director Plan, on May 25, 2000, each nonemployee director received his or her annual automatic option grant to purchase 500 shares of Common Stock at an exercise price of $11.00 per share. The options have a term of ten years and were fully vested and exercisable immediately after grant.

       Ben Marcus, the founder of the Company in 1935, retired from his position as the Company's Chairman of the Board in December 1991. In December 1995, Mr. Marcus retired from the Board and was appointed a director emeritus. Mr. Marcus also continues to serve the Company as a nonofficer employee. The Committee has adopted a compensation policy applicable to Mr. Marcus that attempts to recompense him for his many years of service and dedication to the founding, development and growth of the Company. To recognize his contributions to the founding and success of the Company, Mr. Marcus is entitled to receive for the remainder of his life a consulting fee partially linked to a percentage of the Company's pre-tax and pre-corporate bonus earnings. Mr. Marcus is also entitled to receive continued salary payments as an employee of the Company. In fiscal 2000, Mr. Marcus earned total cash compensation of $372,724 from the Company.

                          STOCK PERFORMANCE INFORMATION

       Set forth below is a line graph comparing the annual percentage change during the Company's last five fiscal years in the Company's cumulative total shareholder return (stock price appreciation on a dividend reinvested basis) on the Common Shares, compared to the cumulative total return of two composite peer group indices selected in good faith by the Company and companies included in the Russell 2000 Index. The composite peer group index (with restaurants) is comprised of the Standard & Poor's Hotel/Motel Index (weighted 60%), the Standard & Poor's Restaurants Index (weighted 7%) and a Company-selected theatre index (weighted 33%), which includes Carmike Cinemas, Inc., Cineplex Odeon Corp./Loews Cineplex Entertainment Corp. and AMC Entertainment, Inc. The composite peer group index (without restaurants) is comprised of the Standard & Poor's Hotel/Motel Index (weighted 65%) and the Company-selected theatre index (weighted 35%). The Company has selected the composite peer group index (without restaurants) as a new composite peer group index to reflect the fact that, as previously reported by the Company, the Company has classified its restaurant operations as discontinued for accounting purposes. The indices within the composite peer group indices are weighted to approximate the relative revenue contributions of each of the Company's respective business segments (counting the limited-service lodging and hotel/resort segments as one segment) to the Company's total revenues in fiscal 2000. The shareholder returns of the companies included in the theatre index are weighted based on each such company's relative market capitalization as of the beginning of the presented periods.

                               [GRAPHIC OMITTED]

=======================================================================================================
                                 5/31/95    5/31/96     5/31/97     5/31/98     5/31/99      5/31/00
=======================================================================================================
The Marcus Corporation             $100       $138       $132        $145         $105         $93
-------------------------------------------------------------------------------------------------------
Composite Peer Group
 Index (with Restaurants)          $100       $134       $132        $178         $177        $123
-------------------------------------------------------------------------------------------------------
Composite Peer Group
 Index (without Restaurants)       $100       $134       $131        $178         $181        $126
-------------------------------------------------------------------------------------------------------
Russell 2000 Index                 $100       $134       $141        $169         $162        $176
=======================================================================================================

                              CERTAIN TRANSACTIONS

       During the 2000 fiscal year, the Company paid approximately $152,000 of interest to certain entities owned by Ben Marcus, Stephen H. Marcus, Diane Marcus Gershowitz and certain trusts for the benefit of members of their families on nine debts of the Company owed to such entities. These debts are due on demand and bear interest at the prime rate (9.50% as of May 25, 2000). The largest aggregate amount outstanding on the above debts during the Company's 2000 fiscal year was $2,572,000. As of the end of the 2000 fiscal year, the amount outstanding on the nine debts was $1,719,000. Payment of both principal and interest on these debts is current.

       In May 1998, Marcus Hotels, Inc. ("Marcus Hotels"), an operating subsidiary of the Company, entered into two agreements with Virtuem, Inc. ("Virtuem"), an entity in which Diane Marcus Gershowitz has an interest, to develop and manage a luxury hotel project in Chicago, Illinois. These agreements were terminated on October 2, 1999. In conjunction with this agreement, Marcus Hotels advanced funds for the benefit of Virtuem for costs associated with the development of the project. The advances are secured by a mortgage on Virtuem's leasehold interest, bear interest at the prime rate plus 1.0% (10.50% as of May 25, 2000) and are due the earlier of (i) the date Virtuem has funds available out of Net Cash Flow (as defined in the management agreement), (ii) the date permanent financing is closed or (iii) in the event the management agreement is terminated, one year after the date of such termination. As of the end of the 2000 fiscal year, the amount due from Virtuem on these advances was $2,068,000.

       As in prior years, during the 2000 fiscal year, the Company leased automobiles from Selig Executive Leasing Co., Inc. Aggregate lease payments were $477,000 in fiscal 2000. Allan H. Selig, a director of the Company, is the President, Chief Executive Officer and sole shareholder of Selig Executive Leasing Co., Inc.

       The Company believes that all of the above transactions were consummated on terms at least as favorable as could have been obtained from non-affiliated third parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       The Company's directors and executive officers are required to report their ownership of Common Shares and Class B Shares and any changes in that ownership to the Securities Exchange Commission ("SEC") and the New York Stock Exchange. In July 2000, a Form 5, reflecting the grant of restricted Common Shares on October 4, 1999, was inadvertently filed late for each of Diane Marcus Gershowitz, Daniel F. McKeithan, Jr., Allan H. Selig, Timothy E. Hoeksema and Bronson J. Haase. In August 2000, a Form 5, reflecting the sale of Common Shares by certain family trusts of which Stephen H. Marcus is a trustee, was inadvertently filed late. To the best of the Company's knowledge, all required filings in fiscal 2000, with the exception of those noted, were properly made in a timely fashion. In making the above statements, the Company has relied upon the representations of the persons involved and on copies of their reports filed with the SEC.

                                  OTHER MATTERS

       Ernst & Young LLP acted as the independent auditors of the Company in fiscal 2000 and it is anticipated that such firm will be similarly appointed to act in fiscal 2001. Representatives from Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate shareholder questions.

       The Company has filed an Annual Report on Form 10-K with the Securities and Exchange Commission for its 2000 fiscal year, which ended on May 25, 2000. The Company will provide a copy of the Form 10-K (excluding exhibits) without charge to each person who was a record or beneficial owner of Common Shares or Class B Shares as of the Record Date and who submits a written request therefor. Exhibits to the Form 10-K will be furnished upon payment of the fee described in the list of exhibits accompanying the copy of Form 10-K. Requests for copies of the Form 10-K and any exhibits thereto should be addressed to Thomas F. Kissinger, General Counsel and Secretary, The Marcus Corporation, 250 East Wisconsin Avenue, Suite 1700, Milwaukee, Wisconsin 53202-4220.

       The Board does not intend to present at the Meeting any matters for shareholder action other than the matters described in the Notice of Annual Meeting. The Board knows of no other matters to be brought before the Meeting that will require the vote of shareholders. If any other business or matters properly come before the Meeting, the proxies named in the accompanying proxy will vote on such business or matters in accordance with their best judgment.

       A shareholder wishing to include a proposal in the Company's proxy statement for its 2001 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must forward the proposal to the Company by April 26, 2001. In addition, a shareholder who otherwise intends to present business at the 2001 Annual Meeting of Shareholders (including nominating persons for election as directors) must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-laws, to the Secretary of the Company not later than 45 days prior to the date in the current year corresponding to the date on which the Company first mailed its proxy materials for the prior year's annual meeting. Accordingly, if the

Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to July 10, 2001, the notice will be considered untimely and the Company will not be required to present such proposal at the 2001 Annual Meeting of Shareholders. If the Board of Directors chooses to present such proposal at the 2001 Annual Meeting of Shareholders, the persons named in proxies solicited by the Board of Directors for the 2000 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

       The cost of soliciting proxies will be paid by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other holders of record for their expenses in communicating with the persons for whom they hold Common Shares or Class B Shares. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose, but the Company reserves the right to do so should it conclude that such efforts are needed.

                                           On Behalf of the Board of Directors

                                           /s/ Thomas F. Kissinger

                                           Thomas F. Kissinger
                                           General Counsel and Secretary

Milwaukee, Wisconsin
August 24, 2000

                                                                         [White]

                             THE MARCUS CORPORATION
                        PROXY FOR HOLDERS OF COMMON STOCK
                       SOLICITED BY THE BOARD OF DIRECTORS
  FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 25, 2000

The undersigned hereby constitutes and appoints STEPHEN H. MARCUS and THOMAS F. KISSINGER, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Common Stock of THE MARCUS CORPORATION which the undersigned is entitled to vote at the 2000 Annual Meeting of Shareholders to be held at 10:00 A.M., local time, September 25, 2000, at the Hilton Milwaukee City Center, Milwaukee, Wisconsin, and at any adjournment thereof, upon such business as may properly come before the meeting, including the following items as more completely described in the Proxy Statement for the meeting.


The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and the 2000 Annual Report to Shareholders and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR all nominees for director and on such other matters as may properly come before the meeting or any adjournment thereof in accordance with the best judgment of the proxies named herein.




               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED



                   THE MARCUS CORPORATION 2000 ANNUAL MEETING


1.  ELECTION OF DIRECTORS:
              1. - Diane Marcus Gershowitz     2. - Timothy E. Hoeksema
              3. - Stephen H. Marcus           4. - Daniel F. McKeithan, Jr.
              5. - Bruce J. Olson              6. - Allan H. Selig
              7. - Philip L. Milstein          8. - Bronson J. Haase

                     [_]  FOR all          [_] WITHHOLD AUTHORITY
                          nominees listed      to vote for all
                          to the left          nominees listed to
                          (except as           the left.
                          specified
                          below).
                                                    ----------------------------
(Instructions:  To withhold authority to vote for
any indicated nominee, write the number(s) of the
nominee(s) in the box provided to the right.)
                                                    ----------------------------

2. Upon such other business as may properly come before the annual meeting or any adjournment thereof in accordance with the best judgment of such proxies.




Check appropriate box           Date _______________________      NO. OF SHARES
Indicate changes below:
Address Change?     [ ]    Name Change? [ ]

                                        ---------------------------------------



                                        ---------------------------------------
                                        Signature(s) in Box
                                        Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign in full corporate name by a duly authorized officer. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                                          [Blue]

                             THE MARCUS CORPORATION
                    PROXY FOR HOLDERS OF CLASS B COMMON STOCK
                       SOLICITED BY THE BOARD OF DIRECTORS
  FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 25, 2000

The undersigned hereby constitutes and appoints STEPHEN H. MARCUS and THOMAS F. KISSINGER, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Class B Common Stock of THE MARCUS CORPORATION which the undersigned is entitled to vote at the 2000 Annual Meeting of Shareholders to be held at 10:00 A.M., local time, September 25, 2000, at the Hilton Milwaukee City Center, Milwaukee, Wisconsin, and at any adjournment thereof, upon such business as may properly come before the meeting, including the following items as more completely described in the Proxy Statement for the meeting.


The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and the 2000 Annual Report to Shareholders and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR all nominees for director and on such other matters as may properly come before the meeting or any adjournment thereof in accordance with the best judgment of the proxies named herein.





               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED


                   THE MARCUS CORPORATION 2000 ANNUAL MEETING


1.  ELECTION OF DIRECTORS:
              1. - Diane Marcus Gershowitz     2. - Timothy E. Hoeksema
              3. - Stephen H. Marcus           4. - Daniel F. McKeithan, Jr.
              5. - Bruce J. Olson              6. - Allan H. Selig
              7. - Philip L. Milstein          8. - Bronson J. Haase

                     [_]  FOR all          [_] WITHHOLD AUTHORITY
                          nominees listed      to vote for all
                          to the left          nominees listed to
                          (except as           the left.
                          specified
                          below).
                                                    ----------------------------
(Instructions:  To withhold authority to vote for
any indicated nominee, write the number(s) of the
nominee(s) in the box provided to the right.)
                                                    ----------------------------

2. Upon such other business as may properly come before the annual meeting or any adjournment thereof in accordance with the best judgment of such proxies.



Check appropriate box           Date _______________________      NO. OF SHARES
Indicate changes below:
Address Change?     [ ]    Name Change? [ ]

                                        ---------------------------------------



                                        ---------------------------------------
                                        Signature(s) in Box
                                        Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign in full corporate name by a duly authorized officer. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.